UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

GRAFTECH INTERNATIONAL LTD.
(Exact Name of registrant as specified in its charter)

Delaware	1-13888	27-2496053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of principal executive offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 26, 2023, GrafTech Global Enterprises Inc. (the “Issuer”), an indirect, wholly-owned subsidiary of GrafTech International Ltd. (the “Company”), issued $450 million aggregate principal amount of 9.875% Senior Secured Notes due 2028 (the “Notes”), including $11.4 million of original issue discount to yield 10.500%. The Notes were issued at an issue price of 97.456% of the principal amount thereof in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

Indenture

The Notes were issued pursuant to an indenture, dated as of June 26, 2023 (the “Indenture”), among the Issuer, the Company, as a guarantor, the other subsidiaries of the Company named therein as guarantors, and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent.

The Notes are or will be, as applicable, guaranteed on a senior secured basis by (i) GrafTech Finance Inc., an indirect, wholly owned subsidiary of the Company and issuer of the outstanding 4.625% Senior Secured Notes due 2028 (the “Existing Secured Notes”), (ii) the Company and all of the Company’s direct and indirect U.S. subsidiaries that, as of the issue date of the Notes, guarantee (or are borrowers of) the debt under the Company’s senior secured term loan facility and the senior secured revolving facility under that certain credit agreement dated as of February 12, 2018, as amended by the First Amendment dated as of June 15, 2018, as further amended by the Second Amendment dated as of February 17, 2021, as further amended by the Third Amendment dated as of May 31, 2022 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among the Company, the borrowers and guarantors party thereto, JPMorgan Chase Bank N.A., as the administrative agent, and collateral agent and the lenders and other entities party thereto (the “Senior Secured Credit Facilities”), other than the Issuer, and (iii) all of the Company’s future direct and indirect subsidiaries that guarantee (or are borrowers of) (1) the debt under the Senior Secured Credit Facilities, (2) the Existing Secured Notes and (3) certain other future indebtedness, in each case, other than certain excluded foreign subsidiaries.

The Notes bear interest at the rate of 9.875% per annum, which accrues from June 26, 2023 and is payable in arrears on June 15 and December 15 of each year, commencing on December 15, 2023. The Notes will mature on December 15, 2028, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

The Issuer may redeem some or all of the Notes at the redemption prices and on the terms specified in the Indenture. If the Company or the Issuer experiences specific kinds of changes in control or the Company or any of its restricted subsidiaries sells certain of its assets, then the Issuer must offer to repurchase the Notes on the terms set forth in the Indenture.

The Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, to incur or guarantee additional indebtedness or issue preferred stock, pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt, incur or suffer to exist liens securing indebtedness, make certain investments, engage in certain transactions with affiliates, consummate certain assets sales and effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets.

The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 30% in principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

Collateral Agreement

The Notes and the note guarantees will be secured on a first-priority basis by liens on the collateral of the Issuer and the guarantors securing the debt under the Senior Secured Credit Facilities and the Existing Secured Notes, on an equal and ratable basis with the debt under the Senior Secured Credit Facilities and Existing Secured Notes, in each case subject to permitted liens and certain exceptions, pursuant to a collateral agreement, dated as of June 26, 2023 (the “Collateral Agreement”), among the Issuer, the Company, the other subsidiaries of the Company named therein as grantors and U.S. Bank Trust Company, National Association, as collateral agent.

The above summaries of the Indenture and the Collateral Agreement are qualified in their entirety by reference to the Indenture and the Collateral Agreement, which are attached hereto as Exhibit 4.1 and Exhibit 10.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1
Indenture, dated as of June 26, 2023, among GrafTech Global Enterprises Inc., as issuer, GrafTech International Ltd., as a guarantor, each subsidiary guarantor from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee and collateral agent, relating to GrafTech Global Enterprises Inc.’s 9.875% Senior Secured Notes due 2028.

4.2	Form of 9.875% Senior Secured Notes due 2028 of GrafTech Global Enterprises Inc. (included in Exhibit 4.1).

10.1
Collateral Agreement, dated as of June 26, 2023, among GrafTech Global Enterprises Inc., GrafTech International Ltd., the other subsidiary grantors party thereto, and U.S. Bank Trust Company, National Association, as collateral agent.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules and similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	June 26, 2023	By:	/s/ Timothy K. Flanagan
Timothy K. Flanagan
Chief Financial Officer, Senior Vice President Finance and Treasurer